AMENDMENT NO. 4 TO
AMENDED AND RESTATED BYLAWS
OF AIM VARIABLE INSURANCE FUNDS
Adopted effective April 30, 2010
The Amended and Restated Bylaws of AIM Variable Insurance Funds (the “Trust”), adopted effective September 14, 2005, (the “Bylaws”), are hereby amended as follows:
1.	AIM Variable Insurance Funds is now named AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

2.	All references to AIM Variable Insurance Funds in the Bylaws are hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).